Exhibit 20

CONSENT AND AGREEMENT TO JOINT FILING

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of the undersigned persons does hereby consent to and agree to jointly file with the Securities and Exchange Commission a Schedule 13D on behalf of each of them with respect to their beneficial ownership of common stock, par value $0.01 per share, of CXK, Inc., and any future amendments thereto as may be required from time to time.

ROBERT F.X. SILLERMAN
Date: July 20, 2007	/s/ Robert F.X. Sillerman

SILLERMAN COMMERCIAL HOLDINGS PARTNERSHIP, L.P.
/s/ Robert F.X. Sillerman
Date: July 20, 2007	By: Robert F.X. Sillerman, as President of Sillerman Investment Corporation
Its: General Partner

SILLERMAN CAPITAL HOLDINGS, L.P.
/s/ Robert F.X. Sillerman
Date: July 20, 2007	By: Robert F.X. Sillerman, as President of Sillerman Capital Holding, Inc.
Its: General Partner

SIMON FULLER
Date: July 20, 2007	/s/ Simon Fuller

19X
/s/ Simon Fuller
Date: July 20, 2007	By: Simon Fuller
Its: Chief Executive Officer

THE TOMORROW FOUNDATION
/s/ Robert F.X. Sillerman
Date: July 20, 2007	By: Robert F.X. Sillerman
Its: Vice President